SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

Aon plc

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

For

THE 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On Friday, June 21, 2019

This supplement, dated May 16, 2019 (this “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) filed by Aon plc (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 26, 2019 and made available to the Company’s shareholders in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2019 Annual General Meeting of Shareholders (the “Annual Meeting”), scheduled to be held on Friday, June 21, 2019, at 8:00 a.m. British Summer Time. This Supplement is being filed with the SEC and made available to shareholders on or about May 16, 2019. Holders of the Company’s Class A Ordinary Shares at the close of business on April 23, 2019 are entitled to vote at the Annual Meeting.

The Company mailed the Proxy Statement to shareholders on or about April 26, 2019. Subsequent to that date, the New York Stock Exchange (the “NYSE”) notified the Company that it determined that Proposal 9 in the Proxy Statement, regarding a reduction of capital (the “Capital Reduction”), is a discretionary or “routine” matter under NYSE rules. The Proxy Statement previously advised shareholders that Proposal 9 is a non-discretionary or “non-routine” matter. Pursuant to the NYSE rules, if you hold your shares through a broker and do not instruct such broker on how to vote your shares, your broker is not permitted to vote your shares in its discretion on “non-routine” matters as determined by the NYSE, but is permitted to vote your shares in its discretion on “routine” matters as determined by the NYSE.

The NYSE has informed the Company that it has determined that Proposal 9 is a “routine” matter. Accordingly, if you do not instruct your broker on how to vote your shares on Proposal 9, your broker will be permitted to vote your shares in its discretion on such proposal. In addition, because the NYSE has determined that Proposal 9 is a “routine” matter, we do not expect any “broker non-votes” in connection therewith.

Accordingly, the question titled “What proposals are considered ‘routine’ or ‘non-routine’?” on page 92 of the Proxy Statement under the heading “Questions and Answers About the 2019 Annual General Meeting and Voting” is hereby revised in its entirety to read as follows:

“What proposals are considered “routine” or “non-routine”?

Proposals 4, 5, 6, 7, 9, 11, 12, 13, and 14 (the receipt of Aon’s Annual Report, ratification of the appointment of Ernst & Young US as Aon’s independent registered public accounting firm for 2019, appointment of Ernst & Young UK as Aon’s statutory auditor, authorizing the Board to determine Ernst & Young UK’s remuneration, the approval of the Capital Reduction, the approval of the form of share repurchase contracts and repurchase counterparties, the authorization of our directors to allot equity securities, the authorization of our directors to allot equity securities free from pre-emption rights, and the authorization of the Company to make political donations and expenditures) are each considered a routine matter under the rules of the NYSE. A broker, bank, or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposals 4, 5, 6, 7, 9, 11, 12, 13 and 14.

Proposals 1, 2, 3, 8, and 10, (the re-election of directors by way of separate ordinary resolutions, the advisory vote on executive compensation, the advisory vote on the directors’ remuneration report, the approval of the amended and restated Shareholder-Approved Plan, and the adoption of the New Articles) are matters considered non-routine under the rules of the NYSE. A broker, bank, or other nominee may not vote on these non-routine matters without specific voting instructions from the beneficial owner. As a result, there may be broker non-votes with respect to Proposals 1, 2, 3, 8, and 10.”

Except as described in this Supplement, none of the items or information presented in the Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting. The Proxy Statement contains other important additional information. We encourage you to carefully read this Supplement together with the Proxy Statement.

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.